Exhibit 3.1

CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF ALAUNOS THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Alaunos Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.
A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Amended and Restated Certificate of Incorporation and declaring the advisability of this Amendment of the Amended and Restated Certificate of Incorporation, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED: that the first paragraph of section four of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be and it hereby is, deleted in its entirety and the following paragraph is inserted in lieu thereof:

“4. Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Five Hundred Fifty Million (550,000,000) shares consisting of: Five Hundred Twenty Million (520,000,000) shares of common stock, $0.001 par value per share (“Common Stock”); and Thirty Million (30,000,000) shares of preferred stock, $0.001 par value per share (“Preferred Stock”).”

2.
This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 12th day of June, 2023.

/s/ Kevin S. Boyle, Sr.

Name: Kevin S. Boyle, Sr.

Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF ALAUNOS THERAPEUTICS, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Alaunos Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.
1. A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Amended and Restated Certificate of Incorporation and declaring the advisability of this Amendment of the Amended and Restated Certificate of Incorporation, and authorizing the appropriate officers of the Corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED: that the first paragraph of section four of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be and it hereby is, deleted in its entirety and the following paragraph is inserted in lieu thereof:

“4. Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Four Hundred Fifty Million (450,000,000) shares consisting of: Four Hundred Twenty Million (420,000,000) shares of common stock, $0.001 par value per share (“Common Stock”); and Thirty Million (30,000,000) shares of preferred stock, $0.001 par value per share (“Preferred Stock”).”

2. This Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 16th day of June, 2022.

/s/ Kevin S. Boyle, Sr.

Name: Kevin S. Boyle, Sr.

Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ZIOPHARM ONCOLOGY, INC.

ZIOPHARM Oncology, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. The name of the Corporation is ZIOPHARM Oncology, Inc., formerly known as EasyWeb, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 16, 2005.

2. This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on April 26, 2006, as amended (the “Certificate of Incorporation”).

3. Article 1 of the Certificate of Incorporation is hereby amended and restated to read as follows:

“1. Name. The name of the corporation is Alaunos Therapeutics, Inc. (the “Corporation”).”

4. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 25th day of January, 2022.

/s/ Kevin S. Boyle, Sr.

Name: Kevin S. Boyle, Sr.

Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT OF THE RESTATED

CERTIFICATE OF INCORPORATION OF ZIOPHARM ONCOLOGY, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Ziopharm Oncology, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Restated Certificate of Incorporation and declaring the advisability of this Amendment of the Restated Certificate of Incorporation, and authorizing the appropriate officers of the Corporation to solicit the consent of the shareholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that the first paragraph of section four of the Restated Certificate of Incorporation of the Corporation, as amended, be and it hereby is, deleted in its entirety and the following paragraph is inserted in lieu thereof:

“4. Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Three Hundred Eighty Million (380,000,000) shares consisting of: Three Hundred Fifty Million (350,000,000) shares of common stock, $.001 par value per share (“Common Stock”); and Thirty Million (30,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

shareholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

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IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 19th day of May, 2021.

/s/ Heidi Hagen

Heidi Hagen

Interim Chief Executive Officer

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

ZIOPHARM Oncology, Inc.

ZIOPHARM Oncology, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is ZIOPHARM Oncology, Inc., formerly known as EasyWeb, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 16, 2005.

2. That the Board of Directors of the corporation adopted resolutions, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth a proposed Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), declaring the Amended and Restated Certificate to be advisable. The resolution setting forth the proposed Amended and Restated Certificate is as follows:

“RESOLVED, that, subject to the approval of the holders of a majority of the outstanding shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”), the Corporation’s Amended Certificate of Incorporation shall be amended and restated in the manner set forth on the attached Exhibit A.”

[Please see Exhibit A attached hereto.]

3. This Amended and Restated Certificate was duly adopted by vote of the stockholders of the Corporation in accordance with the provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.

4. That the Amended and Restated Certificate was duly adopted in accordance with the applicable provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this document to be executed in its corporate name as of this 26th day of April, 2006.

ZIOPHARM Oncology, Inc.

By: /s/ Jonathan Lewis

Jonathan Lewis, Chief Executive Officer

EXHIBIT A

1.
Name. The name of the corporation is ZIOPHARM Oncology, Inc. (the “Corporation”).
2.
Address; Registered Office and Agent. The address of the Corporation’s registered office is 2711 Centerville Road Suite 400, Wilmington, Delaware 19808. The Corporation may from time to time, in the manner provided by law, change the registered agent and the registered office within the State of Delaware. The Corporation may also maintain offices for the conduct of its business, either within or without the State of Delaware.
3.
Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
4.
Number of Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is Two Hundred Eighty Million (280,000,000) shares consisting of: Two Hundred Fifty Million (250,000,000) shares of common stock, $.001 par value per share (“Common Stock”); and Thirty Million (30,000,000) shares of preferred stock, $.001 par value per share (“Preferred Stock”).

The Preferred Stock may be divided into, and may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is authorized from time to time to establish and designate any such series of Preferred Stock, to fix and determine the variations in the relative rights, preferences, privileges and restrictions as between and among such series and any other class of capital stock of the Corporation and any series thereof, and to fix or alter the number of shares comprising any such series and the designation thereof. The authority of the Board from time to time with respect to each such series shall include, but not be limited to, determination of the following:

a.
The designation of the series;
b.
The number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein;
c.
The dividends, if any, for shares of the series and the rates, conditions, times and relative preferences thereof;
d.
The redemption rights, if any, and price or prices for shares of the series;
e.
The terms and amounts of any sinking fund provided for the purchase or redemption of the series;
f.
The relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
g.
Whether the shares of the series shall be convertible into shares of any other class or series of shares of the Corporation, and, if so, the specification of such other class or series, the conversion prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;
h.
The voting rights, if any, of the holders of such series; and
i.
Such other designations, powers, preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof.
5.
Election of Directors. Unless and except to the extent that the by-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.
6.
Limitation of Liability. To the fullest extent permitted under the General Corporation Law, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.
7.
Indemnification.
7.1
Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.
7.2
Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 7 or otherwise.
7.3
Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
7.4
Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested directors or otherwise.
7.5
Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.
7.6
Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
7.7
Other Indemnification and Prepayment of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
8.
Adoption, Amendment and/or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.
9.
Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.